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                                                                   Exhibit 10.36

                          VELOCITY EXPRESS CORPORATION
                       CODE OF BUSINESS CONDUCT AND ETHICS

        Velocity Express Corporation (the "Company") is committed to the highest standards of legal and ethical business conduct. The Company's employees should always act lawfully, ethically, and in the best interests of the Company and its shareholders. This Code of Business Conduct and Ethics (the "Code of Conduct") summarizes the legal, ethical and regulatory standards that Velocity Express Corporation must follow and is a reminder to our directors, officers and employees, of the seriousness of that commitment. Compliance with this Code of Conduct is mandatory for every director, officer and employee of the Company.

                                  INTRODUCTION

        Our business is becoming increasingly complex, both in terms of the geographies in which we function and the laws with which we must comply. To help our directors, officers and employees understand what is expected of them and to carry out their responsibilities, we have created this Code of Business Conduct and Ethics. Additionally, our General Counsel will have the responsibility of overseeing our adherence to the Code of Conduct.

        This Code of Conduct is not intended to be a comprehensive guide to all of our policies or to all your responsibilities under law or regulation. It provides general parameters to help you resolve the ethical and legal issues you encounter in conducting our business. Think of this Code of Conduct as a guideline, or a minimum requirement, that must always be followed. If you have any questions about anything in the Code of Conduct or appropriate actions in light of the Code of Conduct, you may contact the General Counsel or the Chair of the Audit Committee.

        We expect each of our directors, officers and employees to read and become familiar with the ethical standards described in this Code of Conduct and to affirm your agreement to adhere to these standards by signing the Compliance Certificate that appears at the end of this Code of Conduct. Violations of the law, our corporate policies, or this Code of Conduct may lead to disciplinary action, including dismissal.

I.      We Comply With all Laws, Rules and Regulations

        We will comply with all laws and governmental regulations that are applicable to our activities, and expect all our directors, officers and employees to obey the law. Specifically, we are committed to:

        .       maintaining a safe and healthy work environment;

        . promoting a workplace that is free from discrimination or harassment based on race, color, religion, sex, age, national origin, disability or other factors that are unrelated to the Company's business interests. For more information, see the Company's policies on Equal Employment Opportunity and Workplace Harassment in the Company's Employment Policies Handbook;

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        .       supporting fair competition and laws prohibiting restraints of trade and other unfair trade practices, including price fixing;

        . conducting our activities in full compliance with all applicable environmental laws;

        . keeping the political activities of our directors, officers and employees separate from our business;

        . prohibiting any illegal payments, gifts, or gratuities to any government officials or political party;

        . prohibiting the unauthorized use, reproduction, or distribution of any third party's trade secrets, copyrighted information or confidential information; and

        .       complying with all applicable state and federal securities laws.

Insider Trading Policy

        Federal and state laws prohibit trading in securities by persons who have material information that is not generally known or available to the public. Employees of the Company may not (a) trade in stock or other securities while in possession of material nonpublic information or (b) pass on material nonpublic information to others without express authorization by the Company or recommend to others that they trade in stock or other securities based on material nonpublic information.

        The Company has adopted guidelines designed to implement this policy. All directors, officers and employees are expected to review and follow the Velocity Insider Trading Guidelines. Certain employees must comply with trading windows and/or pre-clearance requirements when they trade Velocity securities.

II. We Insist on Honest and Ethical Conduct By All of Our Directors, Officers, Employees and Other Representatives

        We have built our business based on excellence in services: not only quality logistics services that improve the reliability and quality of operations for multi-location blue chip customers, but quality employees and representatives who adhere to the very highest standards of honesty, ethics and fairness in our dealings with all of our business contacts. We place the highest value on the integrity of our directors, our officers and our employees and demand this level of integrity in all our dealings. We insist on not only ethical dealings with others, but on the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

Fair Dealing

        Directors, officers and employees are required to deal honestly and fairly with our customers, suppliers, competitors and other third parties.

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        Between you and our customers and suppliers. We market our technologies and services fairly and vigorously based on our honesty, creativity and ingenuity and the proven quality and reliability of our logistics services. In our dealings with customers and suppliers, we:

        . prohibit bribes, kickbacks or any other form of improper payment, direct or indirect, to any representative of government, labor union, customer or supplier in order to obtain a contract, some other commercial benefit or government action;

        . prohibit our directors, officers and employees from accepting any bribe, kickback or improper payment from anyone;

        . prohibit gifts or favors of more than nominal value to or from our customers or suppliers;

        . limit marketing and client entertainment expenditures to those that are necessary, prudent, job-related and consistent with our policies;

        . require clear and precise communication in our contracts, our advertising, our literature, and our other public statements and seek to eliminate misstatement of fact or misleading impressions;

        . reflect accurately on all invoices to customers the sale price and terms of sales for products sold or services rendered;

        . protect all proprietary data our customers or suppliers provide to us as reflected in our agreements with them; and

        . prohibit our representatives from otherwise taking unfair advantage of our customers or suppliers, or other third parties, through manipulation, concealment, abuse of privileged information or any other unfair-dealing practice.

Conflicts of Interest; Corporate Opportunities

        Our directors, officers and employees should not be involved in any activity that creates or gives the appearance of a conflict of interest between their personal interests and the interests of the Company. A "conflict of interest" exists when a director, officer or employee's personal interest interferes with the best interests of the Company. In particular, without the specific permission of our Audit Committee (which can delegate such authority to our General Counsel), no director, officer or employee shall:

        . be a consultant to, or a director, officer or employee of, or otherwise operate an outside business that:

                . markets products or services in competition with our current or potential products and services;

                .       supplies products or services to the Company; or

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                .       purchases products or services from the Company;

                . have any financial interest, including significant stock ownership, in any entity with which we do business that might create or give the appearance of a conflict of interest;

        . seek or accept any personal loan or services from any entity with which we do business, except from financial institutions or service providers offering similar loans or services to third parties under similar terms in the ordinary course of their respective businesses;

        . be a consultant to, or a director, officer or employee of, or otherwise operate an outside business if the demands of the outside business would interfere with the director's, officer's or employee's responsibilities to us, (if in doubt, consult your supervisor or the General Counsel);

        . accept any personal loan or guarantee of obligations from the Company, except to the extent such arrangements are legally permissible; or

        . conduct business on behalf of the Company with immediate family members, which include spouses, children, parents, siblings and persons sharing the same home whether or not legal relatives.

        Directors, officers and employees should attempt to avoid conflicts of interest. Directors, officers, and employees must notify the General Counsel or the Chair of our Audit Committee of the existence of any actual or potential conflict of interest. The General Counsel or our Audit Committee will consider the facts and circumstances of the situation to decide whether corrective or mitigating action is appropriate.

Confidentiality and Corporate Assets

        Our directors, officers and employees are entrusted with our confidential information and with the confidential information of our suppliers, customers or other business partners. This information may include (1) technical or scientific information about current and future products, services or research, (2) business or marketing plans or projections, (3) earnings and other internal financial data, (4) personnel information, (5) supply and customer lists and (6) other non-public information that, if disclosed, might be of use to our competitors, or harmful to our suppliers, customers or other business partners. This information is our property, or the property of our suppliers, customers or business partners and in many cases was developed at great expense. Our directors, officers and employees shall:

        . not discuss confidential information with or in the presence of any unauthorized persons, including family members and friends;

        . use confidential information only for our legitimate business purposes and not for personal gain;

        .       not disclose confidential information to third parties; and

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        .       not use Company property or resources for any personal benefit or the personal benefit of anyone else. Company property includes the Company internet, email, and voicemail services, which should be used only for business related activities, and which may be monitored by the Company at any time without notice.

III.    We Provide Full, Fair, Accurate, Timely and Understandable Disclosure

        We are committed to providing our shareholders and investors with full, fair, accurate, timely and understandable disclosure in the reports that we file with the Securities and Exchange Commission. To this end, our directors, officers and employees shall:

        . not make false or misleading entries in our books and records for any reason;

        . not condone any undisclosed or unrecorded bank accounts or assets established for any purpose;

        . comply with generally accepted accounting principles at all times;

        . notify our Chief Financial Officer if there is an unreported transaction;

        . maintain a system of internal accounting controls that will provide reasonable assurances to management that all financial transactions are properly recorded;

        . maintain books and records that accurately and fairly reflect our transactions;

        . prohibit the establishment of any undisclosed or unrecorded funds or assets;

        . maintain a system of internal controls that will provide reasonable assurances to our management that material information about the Company is made known to management, particularly during the periods in which our periodic reports are being prepared;

        . present information in a clear and orderly manner and avoid the use of unnecessary legal and financial language in our periodic reports; and

        . not communicate to the public any nonpublic information except through our Chief Financial Officer or Chief Executive Officer.

                       REPORTING AND EFFECT OF VIOLATIONS

        Compliance with this Code of Conduct is, first and foremost, the individual responsibility of every director, officer and employee. We attempt to foster a work environment in which ethical issues and concerns may be raised and discussed with supervisors or with others without the fear of retribution. It is our responsibility to provide a system of reporting and access when you wish to report a suspected violation, or to seek counseling, and the normal chain of command cannot, for whatever reason, be used.

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Administration

        Our Board of Directors and Audit Committee have established the standards of business conduct contained in this Code of Conduct and oversees compliance with this Code of Conduct. They have also charged our General Counsel with ensuring adherence to the Code of Conduct. While serving in this capacity, our General Counsel reports directly to the Audit Committee.

        Training on this Code of Conduct will be included in the orientation of new employees and provided to existing directors, officers, and employees on an on-going basis. To ensure familiarity with the Code of Conduct, directors, officers, and employees will be asked to read the Code of Conduct and sign a Compliance Certificate annually.

Reporting Violations and Questions

        Directors, officers, and employees must report, in person or in writing, any known or suspected violations of laws, governmental regulations or this Code of Conduct to Wesley Fredenburg, our General Counsel. Additionally, directors, officers, and employees may contact our General Counsel with a question or concern about this Code of Conduct or a business practice. Any questions or violation reports will be addressed immediately and seriously, and can be made anonymously. The address and telephone number of these individuals are listed in the attachment to this Code of Conduct.

        We will not allow any retaliation against a director, officer or employee who acts in good faith in reporting any violation.

        Our General Counsel will investigate any reported violations and will determine an appropriate response, including corrective action and preventative measures, involving the Chair of the Audit Committee or Chief Executive Officer when required. Directors, officers and employees must cooperate in internal investigations of potential or alleged misconduct. All reports will be treated confidentially to every extent possible.

Consequences of a Violation.

        Directors, officers and employees that violate any laws, governmental regulations or this Code of Conduct will face appropriate, case specific disciplinary action, which may include demotion or immediate discharge.

Waivers

        Waivers of this Code of Conduct may be made only in a manner permitted by law.

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Reporting Contacts:
General Counsel:
Name: Wesley Fredenburg
Address: 7803 Glenroy Road
Suite 200
Minneapolis, MN 55439
Phone: (612) 492-2405

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                             COMPLIANCE CERTIFICATE

        I have read and understand the Velocity Express Corporation Code of Business Conduct and Ethics (the "Code of Conduct"). I will adhere in all respects to the ethical standards and rules of conduct described in the Code of Conduct. I further confirm my understanding that any violation of the Code of Conduct will subject me to appropriate disciplinary action, which may include demotion or discharge.

        I certify to Velocity Express Corporation that I am not in violation of the Code of Conduct, unless I have noted such violation in a signed Statement of Exceptions attached to this Compliance Certificate.

Date: _____________________________          ___________________________________
                                             Name: _____________________________
                                             Title/Position: ___________________

Check one of the following:

[ ]     A Statement of Exceptions is attached.

[ ]     No Statement of Exceptions is attached.

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